                                                                 Exhibit 3.20(a)




                                                                    FILED

                                                               DEC 21 1982 2PM
                          CERTIFICATE OF INCORPORATION
                                                                  [SIGNATURE
                                       OF                        APPEARS HERE]

                            BELLAIRE TRUCKING COMPANY         SECRETARY OF STATE

                            *************************




           FIRST:    The name of the corporation is BELLAIRE TRUCKING COMPANY
(hererinafter called "the Corporation" or "this Corporation").

           SECOND:   The address of its registered office in the State of
Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

            THIRD:   The nature of the business or purposes to be conducted or
promoted are:

            (1) to hold an Ohio Public Utility Commission Common Carrier certificate or Common Carrier permit, or both, and to engage in the business of hauling coal and other substances, either directly or through independent contractors in the State of Ohio and anywhere else the Corporation may be so licensed; to carry on its operations and to conduct its business and other activities ancillary to this business including, but not limited to the ownership of refueling facilities; and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

            FOURTH: The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000) shares of Common Stock with a par value of one dollar ($1.00) per share.

            FIFTH:   The name and mailing address of the incorporator is as
follows:
                       NAME                            MAILING ADDRESS
                       ----                            ---------------
                       SHELL OIL COMPANY               One Shell Plaza
                                                       P. 0. Box 2463
                                                       Houston, TX 77001

            SIXTH:   In addition to the powers conferred by the laws of the
State of Delaware, the Board of Directors shall have the power from time to time to make, alter, amend and repeal the By-Laws of the corporation, subject to the power of the holders of the Common Stock to alter or repeal the By-Laws made by the Board of Directors.

              THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is its act and deed and the facts herein stated are true, and accordingly has hereunto set its hand and seal this 18th day of December,
                                                        ----
1981.



                                                    SHELL OIL COMPANY


    (CORPORATE SEAL)

                                                    By /s/ C. L. Blackburn
                                                      ------------------------
                                                      Executive Vice President



ATTEST:




/s/ Kim Jensan Clifford
-----------------------
Assistant Secretary

STATE OF TEXAS    )
                  ) SS:
COUNTY OF HARRIS  )

              BEFORE ME, A Notary Public in and for Harris County, Texas, on this day personally appeared C. L. Blackburn known to me to be the person and officer whose name is subscribed to the foregoing Certificate of Incorporation, and having been by me first duly sworn, declared that the same was the act and deed of said SHELL OIL COMPANY, a corporation; and that he executed the same as the act and deed of such corporation for the purposes and consideration therein expressed and that the facts stated therein are true.

             GIVEN under my hand and seal of office this 18th day of December,
                                                         ----
1981.


                                    /s/ L. C. Meier
                                    --------------------------------------------
                                    Notary Public in and for
[SEAL APPEARS HERE]                 Harris County, Texas

                                                     L. C: MEIER
                                     Notary Public in and for the State of Texas
                                        My Commission Expires April 20, 1985